Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form
F-3 No. 333-280693)
of Diana Shipping Inc., of our report dated April 4, 2024, with respect to the consolidated financial
statements of Diana Shipping Inc., included in this Annual Report
(Form 20-F) for the year ended
December 31, 2025.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
March 13, 2026